UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2017

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Greenwich Street, New York, New York (Address of principal executive offices)	10013 (Zip Code)

(212) 559-1000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.

Current Report on Form 8-K

Item 2.02 Results of Operations and Financial Condition.

Attached hereto as Exhibit 99.1 is the Citigroup Inc. (Citi) revised 4Q16 Historical Quarterly Financial Data Supplement as of December 31, 2016 (the Revised Historical Supplement), reflecting the following reporting changes and reclassifications:

•                  the reporting of Citi Holdings as part of Corporate/Other which, prior to the first quarter of 2017, was a separately reported business segment (as previously announced, the remaining business and portfolios of assets in Citi Holdings will be reported as part of Corporate/Other and Citi Holdings will cease to be a separately reported business segment beginning in the first quarter of 2017);

•                  the re-attribution of certain treasury-related costs between Corporate/Other and Global Consumer Banking and Institutional Clients Group (ICG);

•                  the re-attribution of regional revenues within ICG;

•                  additional income statement line item disclosures for ICG’s Markets businesses that were reflected in Citi’s 2016 Annual Report on Form 10-K; and

•                  certain other immaterial reclassifications.

For additional information, see “Citigroup Segments” and “Citicorp” in Citi’s 2016 Annual Report on Form 10-K.  Citi’s consolidated results remain unchanged for all periods presented as a result of the changes and reclassifications discussed above.

The Revised Historical Supplement reflects the format Citi will use to present its first quarter of 2017 financial results on April 13, 2017 and is being provided solely to facilitate comparison of first quarter of 2017 results with those of prior periods.

This Form 8-K, including the attached Exhibit 99.1, is being “furnished” pursuant to the Securities Exchange Act of 1934, as amended (Act), and thus shall not be deemed to be “filed” for purposes of Section 18 of the Act or incorporated by reference into any filings under the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number

99.1	Citigroup Inc. Revised 4Q16 Historical Quarterly Financial Data Supplement as of December 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

Dated: April 6, 2017	By:	/s/ JEFFREY R. WALSH
Jeffrey R. Walsh
Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number
99.1	Citigroup Inc. Revised 4Q16 Historical Quarterly Financial Data Supplement as of December 31, 2016.